SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   __________________________________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 25, 2001


                            FirstFed Financial Corp.
             (Exact name of registrant as specified in its charter)



        Delaware                     1-9566                        95-4087449
(State of Incorporation)       (Commission File No.)            (IRS Employer
                                                           Identification No.)



401 Wilshire Boulevard, Santa Monica, California,                  90401-1490
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code             (310) 319-6000




Total number of pages is 8
Index to Exhibit is on Page 3.



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Item 5.  Other Events.

On April 25, 2001, the registrant, FirstFed Financial Corp., issued a press release. A copy of this press release is attached and incorporated herein as Exhibit 99.

Item 99.  Press release dated April 25, 2001.



                              S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        FIRSTFED FINANCIAL CORP.




Dated:  April 25, 2001               By:                /S/               ____
                                        Babette E. Heimbuch
                                        President and Chief Executive Officer



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                               INDEX TO EXHIBITS

Item                                                                    Page

99                      Press Release dated April 25, 2001               4



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Contact: Douglas Goddard, Executive Vice President
      (310) 319-6014

     FIRSTFED REPORTS RESULTS FOR THE FIRST QUARTER OF 2001

      Santa Monica, California, April 25, 2001 --FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net earnings of $12.4 million or 70 cents per share of common stock for the first quarter of 2001, compared to net earnings of $10.8 million or 62 cents per share for the fourth quarter of 2000. Comparable earnings for the first quarter of 2000 were $8.8 million or 49 cents per share. Net earnings improved due to increased net interest income resulting from growth in average interest-earning assets and higher interest rate spreads. All per-share earnings are presented on a diluted basis.

      Interest-earning assets increased by 4% during the first quarter of 2001 over the fourth quarter of 2000. The interest rate spread increased to 2.59% during the first quarter of 2001 from 2.47% in the previous quarter due to the three-month time lag before the Bank's adjustable rate loans are affected by changes in the Federal Home Loan Bank Cost of Funds Index ("Index"). Although the Company's internal cost of funds decreased by 11 basis points in the first quarter of 2001 compared to the fourth quarter of 2000, its loan yield increased by 3 basis points as a result of the three-month time lag.

      Net interest income improved 24% compared to the prior year first quarter. The first quarter of last year included one extra day of interest expense due to leap year. Also, due to increases in the Index, the loan yield improved by 63 basis points compared to the prior year first quarter while the Company's cost of funds increased by only 43 basis points. As a result, the Company's interest rate spread improved by 15 basis points in the first quarter of 2001 compared to the first quarter of 2000. Interest-earning assets increased by 15% compared to the first quarter of 2000.

      The Company's general valuation allowance was $71.0 million or 1.71% of loans and real estate owned as of March 31, 2001, compared to $71.2 million or 1.81% as of December 31, 2000 and $71.1 million or 1.99% at March 31, 2000.
Non-performing assets were 0.27% of total assets as of March 31, 2001 compared to 0.19% as of December 31, 2000 and 0.36% as of March 31, 2000.

      The Company did not record a provision for loan losses during the first quarter of 2001 or any quarter during 2000. Net charge-offs totaling $65 thousand and $555 thousand were recorded during the first quarter of 2001 and the fourth quarter of 2000, respectively. Net recoveries totaling $567 thousand were recorded during the first quarter of 2000.

      The total loan portfolio (including mortgage-backed securities) increased by $150.2 million during the first quarter of 2001. The increase is attributable to loan originations of $234.6 million and loan purchases of $127.6 million, offset by principal amortization and loan payoffs. Payoff activity increased during the first quarter of 2001 compared to the first quarter of 2000 and the fourth quarter of 2000, as borrowers refinanced existing loans into new loans at lower rates.

      At March 31, 2001, First Federal Bank met the capital requirements necessary to be deemed well-capitalized for regulatory capital purposes. It has 25 full-service retail banking offices and 3 retail loan offices.

                  KEY FINANCIAL RESULTS FOLLOW

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         CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
             (Dollars in thousands, except per share data)
                           (Unaudited)


                                                  March 31,      December 31,
ASSETS                                               2001            2000  __

Cash and cash equivalents                           $92,171        $ 77,677
Investment securities, available-for-sale
  (at  fair value)                                  120,519         136,537
Mortgage-backed securities, available-for-sale
  (at fair value)                                   362,643         374,405
Loans receivable, held-for-sale (fair value of
  $10,773 and $2,324)                                10,773           2,246
Loans receivable, net                             3,780,518       3,627,038
Accrued interest and dividends receivable            28,298          28,488
Real estate                                           2,267           2,189
Office properties and equipment, net                 10,259          10,651
Investment in Federal Home Loan Bank
 (FHLB) stock, at cost                               84,635          80,885
Other assets                                         25,213          25,126
                                                 $4,517,296      $4,365,242


LIABILITIES

Deposits                                         $2,291,287     $2,165,047
FHLB advances and other borrowings                1,604,000      1,579,000
Securities sold under agreements to repurchase      275,205        294,110
Accrued expenses and other liabilities               63,306         59,643
                                                  4,233,798      4,097,800

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
 authorized 100,000,000 shares; issued 23,320,249
 and 23,299,707 shares, outstanding
 17,252,759 and 17,232,217 shares                      233             233
Additional paid-in capital                          32,942          32,540
Retained earnings - substantially restricted       325,784         313,411
Unreleased shares to employee stock ownership plan    (631)           (841)
Treasury stock, at cost, 6,067,490 shares          (75,743)        (75,743)
Accumulated other comprehensive gain (loss),
 net of taxes                                          913          (2,158)
                                                   283,498         267,442
                                                $4,517,296      $4,365,242





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                    FIRSTFED FINANCIAL CORP.
                         AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS
          (Dollars in thousands, except per share data)
                           (Unaudited)
                                                     Three Months Ended
                                                         March  31,
                                                       2001        2000
Interest income:
  Interest on loans                              $ 76,837       $ 61,126
  Interest on mortgage-backed securities            7,102          6,142
  Interest and dividends on investments             4,078          3,834
    Total interest income                          88,017         71,102
Interest expense:
  Interest on deposits                             26,616         23,130
  Interest on borrowings                           29,249         21,992
    Total interest expense                         55,865         45,122

Net interest income                                32,152         25,980
Provision for loan losses                               -              -
Net interest income
  after provision for losses                       32,152         25,980

Other income:
  Loan servicing and other fees                       851            738
   Gain (loss) on sale of loans                       102            (35)
   Real estate operations, net                         42            (38)
   Other operating income                           1,012          1,060
    Total other income                              2,007          1,725

Non-interest expense:
  Compensation                                      7,295          6,630
  Occupancy                                         1,881          1,956
  Goodwill amortization                               372             26
  Other expenses                                    2,985          3,633
    Total non-interest expense                     12,533         12,245

Earnings before income taxes                       21,626         15,460
Income tax provision                                9,253          6,625
Net earnings                                     $ 12,373       $  8,835

Other comprehensive earnings (loss):
  net of taxes                                      3,071         (2,511)
Comprehensive earnings                          $  15,444         $6,324

Earnings per share:

  Basic                                             $0.72        $  0.50
  Diluted                                           $0.70        $  0.49

Weighted average shares outstanding:
  Basic                                        17,182,624     17,819,996
  Diluted                                      17,626,521     17,930,138


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                                         Quarter Ended March  31,
                                           2001                   2000
                              (Dollars in thousands, except per share data)
    End of period:
       Total assets                        $4,517,296         $ 4,042,193
       Cash and securities                 $  212,690         $   211,215
       Mortgage-backed securities          $  362,643         $   406,271
       Loans                               $3,791,291         $ 3,298,246
       Goodwill                            $    8,931         $    11,242
       Deposits                            $2,291,287         $ 2,208,143
    Borrowings                             $1,879,205         $ 1,561,546
       Stockholders' equity                $  283,498         $   229,143
       Book value per share                $    16.43         $     13.20
       Tangible book value per share       $    15.91         $     12.55
       Stock price (period-end)            $    28.00         $     13.25
       Total loan servicing portfolio      $4,393,104         $ 4,024,333
       Loans serviced for others           $  304,721         $   359,980
       % of Adjustable mortgages                89.04%              92.49%

    Other data:
       Employees (full-time equivalent)           451                 459
       Branches                                    25                  26
       Loan Offices                                 3                   4

                                           Quarter Ended March  31,   ___
                                             2001                 2000
                                               (Dollars in thousands)
Asset quality:
   Real estate (foreclosed)               $     2,236        $      2,511
   Non-accrual loans                      $     9,866        $     11,861
   Non-performing assets                  $    12,102        $     14,372
   Non-performing assets to total assets         0.27%               0.36%
   General valuation allowance(GVA)       $    71,036        $     71,097
   GVA to assets with loss exposure *            1.71%               1.99%
   Loans sold with recourse               $   141,578        $    163,698
   GVA for loans sold with recourse       $    12,824        $     12,824
   GVA to loans sold with recourse               9.06%               7.83%
   Modified loans (not impaired)          $       803        $        921
   Impaired loans, net                    $    10,311        $     11,726
   Allowance for impaired loans           $     1,850        $      2,371

Capital ratios:
  Tangible capital ratio                         5.95%               5.52%
  Core capital ratio                             5.95                5.52
  Risk-based capital ratio                      11.95               11.00
  Net worth to assets ratio                      6.28                5.67

Loan originations and purchases           $   362,213        $    339,198
Net interest income                       $    32,152        $     25,980

* Primarily the Bank's loans receivable

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                                             Quarter Ended March  31,
                                          2001                     2000
                                             (Dollars in thousands)

Selected ratios:
   Expense ratios:
     Efficiency ratio                           36.80%              44.14%
     Expense-to-average-assets ratio             1.13                1.24
   Return on average assets                      1.11                0.89
   Return on average equity                     17.97               15.36

Yields earned and rates paid:
   Average yield on loans and
      mortgage-backed securities                 8.22%               7.59%
   Average yield on investment portfolio**       5.82                6.17
   Average yield on all interest-
      earning assets**                           8.10                7.52
   Average rate paid on deposits                 4.85                4.49
   Average rate paid on borrowings               6.30                5.89
   Average rate paid on all interest-
       bearing liabilities                       5.51                5.08
   Interest rate spread                          2.59                2.44
   Effective net spread                          2.81                2.63

Average balances:
  Average loans
    and mortgage-backed securities       $ 4,078,319        $   3,527,951
  Average investments ***                    198,208              183,492
  Average interest-earning assets***       4,276,527            3,711,443
  Average deposits                         2,224,330            2,072,582
  Average borrowings                       1,879,022            1,500,178
  Average interest-bearing liabilities     4,103,352            3,572,760
  Excess of interest-earning assets over
    interest-bearing liabilities         $   173,175        $     138,683


**  Excludes FHLB stock dividends and other miscellaneous items.
*** Excludes FHLB stock.